UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

On May 26, 2010, iStar Financial Inc. held its 2010 Annual Meeting of Shareholders in New York, New York for the purpose of: (i) electing eight directors to its board of directors and (ii) ratifying the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2010.  The final voting results for each of the proposals submitted to a vote of shareholders at the annual meeting are set forth below.

Proposal 1.  Election of Directors:  At the annual meeting, eight directors were elected for terms expiring in 2011.  For each nominee, the numbers of votes cast for, votes withheld and broker non-votes were as follows:

Names of Nominees	For	Withheld	Broker Non-Votes

Jay Sugarman	51,222,494	820,642	29,693,117

Glenn R. August	51,353,145	689,991	29,693,117

Robert W. Holman, Jr.	51,329,919	713,217	29,693,117

Robin Josephs	51,280,117	763,019	29,693,117

John G. McDonald	50,521,590	1,521,546	29,693,117

George R. Puskar	51,341,910	701,226	29,693,117

Dale Anne Reiss	51,298,453	744,683	29,693,117

Jeffrey A. Weber	51,380,218	662,918	29,693,117

Proposal 2.  Ratification of Independent Registered Public Accounting Firm:  At the annual meeting, the shareholders ratified the selection of PricewaterhouseCoopers LLP as iStar Financial Inc.’s independent registered public accounting firm for the year ending December 31, 2010.  The number of votes cast for and against the ratification of the selection of independent registered public accounting firm and the number of abstentions were as follows:

For	Against	Abstentions

81,028,018	565,028	143,207

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: May 28, 2010	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer